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                                                                    Exhibit 1.2


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
[SEAL]  Ministry of                           Ministere des Services                           Ontario Corporation Number
        Consumer and                          aux consommateurs                             Numero de la sociate en Ontario
        Ontario Business Services             et aux entreprises
                                                                                                         1456837
A XXXXXXXXXX
CERTIFICATE                                   CERTIFICAT                                    -------------------------------
This is to certify that these articles        Ceci certifie que les presents status
are effective on                              entrent en vigueur le


JANUARY 23 JANVIER, 2002
------------------------------------------------------------
                      /s/ [illegible]
                    Director / Directrice
 Business Corporations Act/Loi sur les societes par action


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
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                                                        ARTICLES OF AMENDMENT
                                                       STATUTS DE MODIFICATION

   Form 3           1. The name of the corporation is:                     Denomination sociale de la compagnie:
  Business
Corporations           CAPITAL ENVIRONMENTAL RESOURCE INC./RESSOURCES ENVIRONNEMENTALES CAPITAL INC.
    Act                ------------------------------------------------------------------------------------------------------------


  Formula 3         2. The name of the corporation is changed to (if       Nouvelle denomination sociale de la societe (s'il y a
 Loi sur les           applicable):                                        lieu):
societies par
   actions             N/A
                       ------------------------------------------------------------------------------------------------------------


                    3. Date of incorporation/amalgamation:                 Date de la constitution ou de la fusion:

                                                               2001 01 01
                       ------------------------------------------------------------------------------------------------------------
                                                            (Year, Month, Day)
                                                            (annee, mois, jour)


                    4. The articles of the corporation are amended as     Les statuts de la societe sont modifies de la facon
                       follows:                                            suivante.

                       See page 1A attached hereto.

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                                                                             1A


SERIES 1 PREFERENCE SHARES

    RESOLVED THAT the first series of Preferred shares shall consist of an unlimited number of shares and shall be designated as Series 1 Preferred Shares (the "Series 1 Preferred Shares"). The rights, privileges, restrictions and conditions attaching to the Series 1 Preferred Shares are as follows:

1.  VOTING RIGHTS

    Subject to the BUSINESS CORPORATIONS ACT (the "Act"), the holders of the Series 1 Preferred Shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

2.  DIVIDENDS

    The holders of the Series 1 Preferred Shares shall not be entitled to receive any dividends declared by the Corporation.

3.  DISTRIBUTION RIGHTS

    In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series 1 Preferred Shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares, an amount equal to the amount paid for such shares and no more.

4.  AUTOMATIC CONVERSION

    The Series 1 Preferred Shares shall convert into Common Shares on the basis of one Common Share for each Series 1 Preferred Share held, such conversion to be effected by, and only by, approval of the conversion by ordinary resolution of the holders of the Common Shares. Following such approval, the conversion shall be effective on a date specified by the board of directors or on the date which is five days following the date of the approval, whichever first occurs (the "Automatic Conversion Date"). On and after the Automatic Conversion Date, the Corporation shall deliver, or cause to be delivered to or to the order of the holders of the Series 1 Preferred Shares, the Common Shares issued on such conversion on presentation and surrender at the registered office of the Corporation of certificates, if any, representing the Series 1 Preferred Shares being converted. From and after the Automatic Conversion Date, the former holders of the Series 1 Preferred Shares shall be entitled to exercise all rights of holders of Common Shares. All Common Shares resulting from the automatic conversion of Series 1 Preferred Shares into Common Shares pursuant to this section 4 shall be deemed to be fully paid and non-assessable.


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                                                                         2


5. The amendment has been duly authorized as required by Section 168 & 170 (as applicable) of the Business Corporation Act.

   La modification a ete dument autorisee conformement aux articles 168 et 170 (selon le cas) de la Loi sur les societes par actions.

6. The resolution authorizing the amendment was approved by the shareholder/directors (as applicable) of the corporation on

   Les actionnaires ou les adminstrateurs (selon le cas) de la societe ont approuve la resolution autorisant la modification le


                               2002 01 21
   ----------------------------------------------------------------------------
                            (Year, Month, Day)
                            (annee, mois, jour)

These articles are signed in duplicate.

Les presents status sont signes en double exemplaire.


CAPITAL ENVIRONMENTAL RESOURCE INC./RESOURCES ENVIRONNEMENTALES CAPITAL INC.
-------------------------------------------------------------------------------
                           (Name of Corporation)
                   (Denomination sociale de la societe)

By:/Par:     /s/ Thomas E. Durkin, III                        Secretary
           --------------------------------------------------------------------
             (Signature)                               (Description of Office)
             (Signature)                                      (Fonction)